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Exhibit 23-1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the Registration Statement on Form S-3 (No. 033-54155) of our report dated January 31, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Energy East Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
October 14, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS